EXHIBIT 23.1


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 27, 2002 relating to the financial statements and financial statement schedule of NIKE, Inc., which appears in NIKE Inc's Annual Report on Form 10-K for the year ended May 31, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP
______________________________

PRICEWATERHOUSECOOPERS LLP
Portland, Oregon
April 29, 2003